UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2015

CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

(a)     Since signing an operating agreement with the U.S. Department of Education in July 2014, Corinthian Colleges, Inc. (the “Company”) has been focused on completing the orderly sale or wind-down of all of its schools. In February 2015, the Company completed the sale of 53 Everest and WyoTech campuses to Zenith Education Group, Inc., a subsidiary of ECMC Group. As part of that sale, Zenith also agreed to conclude the teach-out process at 12 additional schools that were being closed. In parallel, the Company had been in advanced negotiations with several parties to both sell Heald College and to arrange for teach-out partners to allow its Everest College and WyoTech students in California to continue their education. These negotiations were unsuccessful largely as a result of federal and state regulators seeking to impose financial penalties and conditions on buyers and teach-out partners. As a result, on April 26, 2015, the Company announced that it has ceased substantially all operations and discontinued instruction at its remaining 28 ground campuses (the “Campus Closure”). In connection with the Campus Closure, the Company expects to incur material cash and non-cash charges related to the impairment of its non-liquid assets. Such charges cannot be reasonably estimated at this time, beyond the Company’s expectation that the charges will be material.

(b)-(d)     The Company is unable in good faith to determine the type of costs it will incur in connection with the Campus Closure or to estimate the total amount or range of amounts expected to be incurred in connection with the Campus Closure and for each major type of cost associated with the Campus Closure, including any portion that will result in future cash expenditures. The Company will file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such costs and an estimate or range of estimates for such costs, including any portion that will result in future cash expenditures.

Item 2.06. Material Impairments.

(a)     Item 2.05 of this Form 8-K, including the description of the anticipated impairment charge in connection with the Campus Closure, is incorporated by reference in this Item 2.06.

(b)-(c)     The Company is unable in good faith to determine the amount or range of amounts of the impairment charge expected to be incurred in connection with the Campus Closure, including any portion that will result in future cash expenditures. The Company will file an amended report on Form 8-K under this Item 2.06 within four business days after it makes a determination of an estimate or range of estimates for such impairment charge, including any portion that will result in future cash expenditures.

Item 7.01. Regulation FD Disclosure.

On April 26, 2015, the Company issued the press release furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

99.1	Press Release dated April 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: April 27, 2015	By:	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel